Exhibit 99.1

PRESS RELEASE

CNH Announces Agreement to Form a Joint Venture by Selling a 70% Interest in its Construction

Equipment Business to Kobelco Construction Machinery

•	Transforms CNH into a leading, pure-play agriculture equipment, technology, and services company with a strengthened financial profile

•	Creates joint venture that operates as a global manufacturer of construction equipment, with an enhanced ability to invest and innovate to better serve customers

•

Transaction values CNH’s Construction Equipment business at an enterprise value of $1 billion; CNH to receive cash and 30% ownership in the joint venture; transaction expected to be accretive to CNH margins

Basildon, UK – November 9, 2026 – CNH Industrial N.V. (NYSE: CNH) today announced a definitive agreement with Kobelco Construction Machinery Co., Ltd., a wholly owned subsidiary of Kobe Steel, Ltd. (collectively, “Kobelco”), to establish a joint venture that will operate CNH’s Construction Equipment business (“CE JV”). Kobelco will be the majority owner of the CE JV. The transaction continues CNH’s transformation into a leading, pure-play agriculture equipment, technology, and services company with a strengthened financial profile and gives it enhanced capacity to invest in products, precision technology, and its global dealer network.

“This transaction significantly advances CNH’s portfolio simplification and sharpens our focus on agriculture in line with our Path to 2030,” said Suzanne Heywood, Chair of the CNH Board of Directors. “As the largest pure-play agriculture machinery OEM, CNH will be better positioned than ever to invest with conviction and create value for farmers, dealers, and shareholders at every point in the cycle.”

“We are confident that this is the right next step for CNH, our dealers, customers, and colleagues,” said Gerrit Marx, Chief Executive Officer of CNH. “As the agriculture industry moves toward recovery, this transaction strengthens CNH’s ability to invest in the products and technologies that matter most to farmers. At the same time, by creating a stronger construction equipment player, both CNH and CE JV dealers, along with their customers, will benefit from a suite of high-quality, cost-competitive construction machines that incorporate leading technology.”

Marx continued, “We undertook a comprehensive process to evaluate how best to position our Construction Equipment business, and it was clear that Kobelco is the right long-term steward, and that our joint venture approach will ensure a smooth transition for the business and our team members who support it. The CE JV will be a leader with the scale, focus, and agility to invest, accelerate innovation, and better serve global construction customers.”

At closing, CNH will continue to provide full-line agriculture applications through the Case IH, New Holland, STEYR, and CNH Tech brands, including the Raven precision technology platform. CNH agriculture dealers will have continued access to a suite of competitive construction equipment machines supplied by the CE JV. CNH Capital will remain part of CNH. The transaction is expected to be accretive to CNH’s margins.

This transaction marks the next step in CNH’s multi-year strategic transformation journey to sharpen its technology-led focus on agriculture, which began with the acquisition of Raven Industries in 2021 and the separation of the on-highway commercial vehicles business through the spin-off of Iveco Group in 2022. This transaction now enables CNH to deploy its resources entirely to the products and technologies that matter most to farmers.

Creating a Stronger Construction Equipment Player in the CE JV

This transaction brings together CNH’s Construction Equipment business’ strong brands, broad product portfolio, global sales and service network, and strong customer base with Kobelco’s technological capabilities and product strengths in hydraulic excavators and cranes, and construction DX (digital transformation) solutions including K-DIVE® remote operation technology. The complementary geographic footprints of CNH’s Construction Equipment business and Kobelco will establish a stronger global platform for continued growth.

Humayun Chishti, President of CNH’s Construction segment, said, “This is a tremendous opportunity for our team, our dealers, and our customers. We are adapting to changing dynamics in the construction sector and a greater pace of innovation. Kobelco is the ideal partner — a global excavator and crane specialist with leading technology, including K-DIVE® remote operation technology. Together as the CE JV, we will deliver a complementary portfolio built for long-term growth, and benefit from a stronger platform to do what we do best — build exceptional machines and deliver outstanding support to the people who rely on them every day.” Chishti is expected to continue leading the business as CEO following closing.

The CE JV will offer a comprehensive portfolio spanning a broad range of earthmoving, lifting, and compaction applications across the heavy and compact segments — including excavators, loaders, graders and dozers, compact track loaders, skid steer loaders, and tractor loader backhoes — currently sold under the CASE Construction, Eurocomach, and New Holland Construction brands. The CE JV’s products will continue to be supported by the high-quality service and support available worldwide to customers today, through the same channels. CNH Capital will continue to support the CE JV’s customers and dealers with a full range of retail financing, leases, rental programs, and insurance products.

Transaction Details

The transaction values CNH’s Construction Equipment business at an enterprise value of $1 billion. CNH expects to receive $700 million in cash consideration for 70% of the business, subject to adjustments for net debt, working capital, and other customary items. CNH expects to use these net cash proceeds to reduce debt and strengthen its balance sheet. CNH will retain a 30% equity ownership position in the CE JV. Each party will be subject to a three-year lock-up period. To provide continuity and facilitate a smooth business transition, CNH will continue to remain a strategic partner to the CE JV.

The joint venture will be established through the creation of two companies that will jointly operate as the CE JV.

The transaction is expected to close by the end of 2027, subject to regulatory approvals and other customary closing conditions.

Kobelco issued a separate press release in connection with this announcement. CNH will also report its 2026 third quarter earnings results in a separate announcement later today, available at https://investors.cnh.com.

Advisors

BofA Securities and Goldman Sachs & Co. LLC are acting as financial advisors to CNH. Pillsbury Winthrop Shaw Pittman LLP is acting as legal advisor to CNH. Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. is acting as financial advisor to Kobelco Construction Machinery, and White & Case LLP is acting as legal advisor to Kobelco Construction Machinery.

Conference Call and Webcast

CNH will host a conference call and live webcast today at 9:00 am ET to discuss its 2026 third quarter earnings results and the transaction. The webcast, along with related presentation materials, will be available on the Investor Relations section of CNH’s website at investors.cnh.com. A recording of the conference call will be available later at investors.cnh.com.

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About CNH

CNH (NYSE: CNH) serves and advances the people who feed and build a growing world.

We are an iron-and-tech company, engineering intelligence, automation, and precision into the machines that move the global economy. Our equipment operates in more than 160 geographies, supported by a global team of more than 34,000 people, including engineers, technologists, and industry experts.

Our brands — Case IH, New Holland, STEYR, CNH Tech (including the Raven precision technology platform), and CNH Capital — together generated $18.1B in revenue in 2025.

Building on a legacy of innovation dating back to 1842, CNH has achieved multiple milestones including the first mass-produced tractor, the first twin-rotor combine, and the first factory-integrated precision farming system. Today, we are engineering autonomous and predictive machines that will shape the future of food and infrastructure.

Contacts

Media: Sara Granack +1 847 393 3604 – mediarelations@cnh.com

Investor Relations: Jason Omerza +1 630 740 8079 – investor.relations@cnh.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements relating to the proposed transaction; the expected timing of the closing of the transaction; the satisfaction of the conditions to closing; the expected cash consideration to CNH and the expected use of the net cash proceeds; the expected effect of the transaction on CNH’s margins and financial profile; CNH’s strategy and portfolio transformation; the expected benefits of the transaction to CNH, CE JV and their respective dealers, customers and suppliers; the expected leadership of CE JV; the anticipated commercial relationships between CNH and CE JV; and the expected future performance of CE JV and CNH’s retained interest in CE JV. Forward-looking statements are based on current expectations and assumptions and are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond CNH’s control. Factors that could cause actual results to differ materially from current expectations include, among other things: risks related to the effect of the announcement or pendency of the transaction on CNH’s relationships with dealers, customers, suppliers and others with whom CNH does business, its ability to retain and hire key personnel and its operating results and business generally; the possible diversion of management’s time and attention from ongoing business operations and opportunities; the ability of the parties to consummate the transaction on a timely basis, in the expected timeframe or at all; the satisfaction or waiver of the conditions precedent to consummation of the transaction, including the ability to obtain regulatory approvals, on the terms expected, at all or in a timely manner; the occurrence of any event, change or other circumstance that could give rise to a right to terminate the transaction; the ability to successfully run the future joint venture; the costs, fees, expenses and charges related to the transaction; the effect of contractual adjustments, including for net debt and working capital, to the consideration to be received by CNH; CNH’s ability to use the net cash proceeds as currently anticipated, including to reduce debt; CNH’s ability to realize the anticipated benefits of the transaction, including to its operating results and financial profile, and to successfully execute its agriculture-focused strategy; risks related to the internal reorganization and separation of the Construction Equipment business; the expected future performance of CE JV and the value of CNH’s retained interest, including the effects of dilution and of transfer restrictions during the lock-up period; the length of time CNH remains a stockholder of CE JV and the level of future ownership; the effect of early release from the lock-up; CNH’s limited ability to control CE JV as a minority owner; the ability of CE JV to supply construction equipment to CNH’s agriculture dealers and the terms thereof; the effect of any legal proceedings related to the transaction; general economic conditions and conditions in the agriculture and construction markets in which CNH operates and CE JV will operate; and other risks described in CNH’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. CNH undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.